UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2016

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Press Release dated November 29, 2016 regarding appointment of Marco Iansiti to the Board of Directors of PDF Solutions, Inc.
SIGNATURES
EXHIBIT INDEX

Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2016, the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) unanimously approved the appointment of Professor Marco Iansiti to the Board as a Class I Director effective immediately to serve until the next Annual Meeting of Stockholders in 2017. Professor Iansiti was also appointed Chair of the Compensation Committee and a member of the Audit and Corporate Governance Committee and Nominating Committee.

In connection with his appointment, Professor Iansiti will receive a restricted stock unit grant on December 1, 2016 for 7,782 shares with 12.5% vesting on May 1, 2016 and 12.5% vesting every six months thereafter. He will also be entitled to receive cash compensation of $36,000 annually for Board service, $10,000 annually for serving as the Chair of the Compensation Committee, $6,000 annually for serving on the Audit and Corporate Governance Committee, and $2,000 annually for serving on the Nominating Committee, pursuant to the Company’s 2016 Director Compensation Program for Non-Employee Directors.

The Company entered into a standard indemnification agreement with Professor Iansiti, a form of which is incorporated herein by reference to the Company’s Annual Report on Form 10-K filed March 16, 2009.

The Company issued a press release announcing the appointment of Professor Iansiti to the Board. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 29, 2016 regarding appointment of Marco Iansiti to the Board of Directors of PDF Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/Gregory C. Walker
Gregory C. Walker VP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: November 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 29, 2016 regarding appointment of Marco Iansiti to the Board of Directors of PDF Solutions, Inc.